Exhibit 10.20


            SECOND AMENDMENT TO FIRST REFUSAL AGREEMENT


     THIS SECOND AMENDMENT, dated as of February 29, 1996 (the "Amendment"), amends the First Refusal Agreement, dated as of July 12, 1994 (as previously amended, the "First Refusal Agreement"), among UAL Corporation (the "Company"), The Air Line Pilots Association, International ("ALPA"), The International Association of Machinists and Aerospace Workers ("IAM") and the Salaried/Management Employee Director (as defined in Article FIFTH, Section 1.66 of the Restated Certificate of Incorporation of the Company (the "Restated Certificate")) on behalf of the salaried and management employees of United Air Lines, Inc. who are not represented by any collective bargaining organization (the "SAM"; together with ALPA and IAM, the "Employee Groups").

     WHEREAS, the Company and the Employee Groups entered into the First Refusal Agreement in order to effectuate the terms and intent of the Amended and Restated Agreement and Plan of Recapitalization, dated as of March 25, 1994 (as previously amended, the "Recapitalization Agreement"), among the Company, ALPA and IAM, and the Restated Certificate with respect to, among other things, the Company's grant of a right of first refusal to the Employee Groups in connection with certain Non-Dilutive Issuances (as defined in Article FIFTH, Subsection 3.4(b)(vii) of the Restated Certificate);

     WHEREAS, the First Refusal Agreement provides that the issuance of Equity Securities (as defined in Article FIFTH,
Section 1.37 of the Restated Certificate) pursuant to a transaction which would constitute an "Other Extraordinary Matter" pursuant to Article FIFTH, Section 3.4(b) of the Restated Certificate constitutes a Proposed Equity Issuance under the First Refusal Agreement and is subject to the right of first refusal of the Employee Groups;

     WHEREAS, the Company proposes to issue Equity Securities in connection with a four-for-one stock split in the form of a stock dividend of Common Stock, $.01 par value (the "Common Stock"), of the Company to holders of record of Common Stock on a record date to be set by the Board of Directors of the Company at the February 29, 1996 meeting of the Board (the "Stock Split"); and

     WHEREAS, the Company and the Employee Groups desire to amend the First Refusal Agreement in certain respects as hereinafter set forth so that the issuance of Equity Securities in connection with the Stock Split is not subject to the right of first refusal of the Employee Groups under the First Refusal Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Amendments.

          A.  The first sentence of Section 1.A of the First
     Refusal Agreement is amended to read as follows:

          If, during the term of this Agreement, the Company proposes to issue Equity Securities (as defined in Article FIFTH, Section 1.37 of the Restated Certificate) pursuant to a transaction which would constitute an Other Extraordinary Matter pursuant to Article FIFTH, Section 3.4(b) of the Restated Certificate or would not constitute an Other Extraordinary Matter pursuant to Article FIFTH,
          Section 3.4(b)(vii)(A) or (B) of the Restated Certificate (a "Proposed Equity Issuance"), the Company, prior to making such Proposed Equity Issuance, shall provide each of the Employee Groups with a written statement of the specific terms of such Proposed Equity Issuance (the "Proposed Sale Notice"); provided, however, that the issuance of Equity Securities in exchange for the Series A Convertible Preferred Stock, without par value (the "Series A Preferred Stock") of the Company, or upon the conversion of any Equity Security so issued in exchange, shall not constitute a Proposed Equity Issuance; provided, further, that the issuance of Equity Securities in the four-for-one stock split in the form of a stock dividend of Common Stock, $.01 par value ("Common Stock"), on or with respect to the Common Stock of the Company, and approved at the February 29, 1996 meeting of the Board of Directors of the Company (the "Stock Split"), shall not constitute a Proposed Equity Issuance.

          B. Section 1.G of the First Refusal Agreement is amended by deleting the word "or" before clause (b) therein and adding the following immediately before the end thereof:

          , or (c) in connection with the Stock Split.

     2. Continuing Effectiveness, etc. As herein amended, the First Refusal Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the date hereof, all references in the First Refusal Agreement, the Recapitalization Agreement, the Restated Charter or any other document to "First Refusal Agreement" or "Agreement" or similar terms shall refer to the First Refusal Agreement as amended hereby.

     3. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

     4. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws principles thereof.


IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                   UAL CORPORATION


                                   By:  /s/ John A. Edwardson
                                   Name:  John A. Edwardson
                                   Title:  President and Chief
                                           Operating Officer


                                   AIR LINE PILOTS ASSOCIATION,
                                   INTERNATIONAL


                                   By:  /s/ Michael H. Glawe
                                   Name:  Michael H. Glawe
                                   Title:  Chairman, UAL-MEC


                                   INTERNATIONAL ASSOCIATION OF
                                   MACHINISTS AND AEROSPACE WORKERS


                                   By:  /s/ William L. Scheri
                                   Name:  William L. Scheri
                                   Title:  General Vice President



                                   /s/ Joseph V. Vittoria
                                   Joseph V. Vittoria
                                   Salaried/Management Employee
                                   Director (not personally but as
                                   representative of the
                                   Salaried/Management Employees)